Exhibit 99.1
Immediate Release
Contact: Mary Brevard
Phone: 248.754.0881
BorgWarner increases quarterly dividend
Auburn Hills, Michigan, November 12, 2008 – BorgWarner Inc. (NYSE: BWA), a leading provider of highly engineered engine and drivetrain components and systems to vehicle makers worldwide, announced today that the company’s board of directors has approved a 9% increase in the quarterly cash dividend to $0.12 per share on all of the company’s issued and outstanding common stock. The dividend is payable on February 16, 2009 to shareholders of record on February 2, 2009.
     “While the economic crisis has created a very difficult environment for our industry, our strong financial position and confidence in future growth set us apart and enables us to increase returns to our shareholders,” said Timothy M. Manganello, chairman and chief executive officer. “This is the seventh consecutive year of dividend increases and over that period the dividend has more than tripled.”
     Auburn Hills, Michigan-based BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for vehicle powertrain applications worldwide. The FORTUNE 500 company operates manufacturing and technical facilities in 64 locations in 17 countries. Customers include VW/Audi, Ford, Toyota, Renault/Nissan, General Motors, Hyundai/Kia, Daimler, Chrysler, Fiat, BMW, Honda, John Deere, PSA, and MAN. The Internet address for BorgWarner is: http://www.borgwarner.com.
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Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “outlook,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include: fluctuations in domestic or foreign automotive production, the continued use of outside suppliers by original equipment manufacturers, fluctuations in demand for vehicles containing the Company’s products, general economic conditions, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors identified in its most recently filed annual report on Form 10-K.  The Company does not undertake any obligation to update any forward-looking statement.
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